EXHIBIT 3.03

                                     BYLAWS
                                       OF
                               YUPI INTERNET, INC.

                                    ARTICLE I
                                     OFFICES

SECTION 1. REGISTERED OFFICE. The initial registered office of Yupi Internet, Inc., a Florida corporation (the "Corporation"), shall be located in the State of Florida.

SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS. All annual meetings of the shareholders of the Corporation for the election of directors and for such other business as may properly come before the meeting shall be held (i) on the fourth Friday of each calendar year at 10:00 a.m., Eastern time, or on such other date or at such other time as may be fixed, from time to time, by the Board of Directors, and
(ii) at such place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors, the President or the holders of not less than 10% of the Corporation's stock entitled to vote on any issue proposed to be considered at such meeting. Special meetings of shareholders may be held at such time and date, and at such place, or without the State of Florida as shall be designated by the Board of Directors and set forth in the notice of meeting required pursuant to Section 3 of this Article. A meeting properly requested by shareholders shall be called for a date not less than 10 nor more than 60 days after the request is properly made. The call for the meeting shall be issued by the secretary, unless the Board of Directors, the President or the shareholders requesting the calling of the meeting, designate another person to do so. Only business within the purpose or purposes described in the notice required pursuant to section 3 of this Article may be conducted at a special meeting of shareholders.

SECTION 3. NOTICE. A written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at the meeting at the address as it appears on the stock transfer records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, it may be done by a class of United states mail other than first class. The notice so given shall state the date, time and place of the meeting and, in the case of a special shareholders' meeting, the purpose or purposes for which the meeting is called. If mailed, notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

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SECTION 4. WAIVER OF NOTICE. Shareholders may waive notice of any meeting before or after the date and time specified in the written notice of meeting. Any such waiver of notice must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the appropriate corporate records. Neither the business to be transacted at, nor the purposes of any shareholders' meeting need be specified in any written waiver of notice. Attendance of a person at a shareholders' meeting shall constitute a waiver of notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

SECTION 5. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at a shareholders' meeting to demand a special meeting, to act by written consent or to take any other action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days nor, in the case of a shareholders' meeting, less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a shareholders' meeting, then the record date for such meeting shall be the close of business on the day before the first notice is delivered to shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the meeting-

SECTION 6. QUORUM. A majority of the shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on that matter at a meeting of shareholders. If a quorum is not present or represented at a meeting of shareholders, the holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn the meeting from time to time. Once a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum shall not affect the validity of any action taken at the meeting or any adjournment thereof

SECTION 7. VOTING. If a quorum is present, action on a matter, other than the election of directors, shall be approved if the votes cast by the shareholders represented at the meeting and entitled to vote on the subsequent matter favoring the action exceeds the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by Florida law or by the Articles of Incorporation and unless such matter is reserved for decision by the Board of Directors as specified in. Directors shall be elected in accordance with Article III, Section 3, of these Bylaws. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided under the articles of incorporation or any amendment thereof or under Florida law. An alphabetical list of shareholders entitled to notice of a shareholder's meeting shall be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at a place as permitted by section 607.0720 of Florida law.

SECTION 8. PROXIES. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. If an appointment form designates two or more persons to act as proxies, a majority of these persons present at the meeting, or if only one is present, that one, has all of the powers conferred by the instrument upon all the persons designated unless the instrument provides otherwise. No appointment shall be valid for more than 11 months after the date of its execution unless a longer period is expressly provided in the appointment form.

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SECTION 9. SHAREHOLDER ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any shareholders' meeting may be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action to be taken, dated and signed by approving shareholders having the requisite number of votes entitled to vote thereon, and delivered to the Secretary or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Corporation are recorded. Within ten (10) days after obtaining such authorization by writing consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action which notice shall comply with the provisions of Florida law.

                                   ARTICLE III
                                    DIRECTORS

SECTION 1. POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not to be residents of Florida or shareholders of the Corporation. Except for the following, all actions and decisions by the Board of Directors shall be made and approved with the affirmative vote of the majority of the directors. The following actions and decisions shall be made and taken only if approved by the affirmative vote of the majority of the directors of the Corporation: (i) the adoption of annual budgets of the Corporation and investment and spending plans, (ii) issuance, sale or other disposition of Shares of the Corporation in any manner whatsoever,
(iii) amendment of articles of incorporation or bylaws of the Corporation, (iv) sale of any major assets of the Corporation, (v) merger, consolidation or any other type of corporate consolidation or restructuring, (vi) payment of dividends or any other kind of distributions, (vii) fixing the salaries payable to the employees, officers or Directors of the Corporation, (viii) the mortgage, pledge, hypothecation or any other encumbrance or placement of any lien in any assets of the Corporation, and (ix) incurring in any indebtedness in any manner whatsoever.

SECTION 2. COMPENSATION. Unless specifically authorized by resolution of a Shareholders meeting, the directors shall serve in such capacity without compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors. No such payments shall preclude any director from serving in any other capacity and receiving compensation therefor.

SECTION 3. NUMBER, ELECTION & TERM. The number of directors of the corporation shall be fixed from time to time, within any limits set forth in the Articles of Incorporation, by resolution of the board of Directors. Any decrease in the number of directors shall not shorten the term of an incumbent director. Directors shall be elected annually, at the annual meeting of shareholders of the Corporation, by the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The term of the initial directors of the Corporation expire at the next shareholders' meeting at which directors are elected and when their successors are elected directors expire at the next annual shareholders' meeting following their election and when their successors are elected, or upon their earlier resignation, removal from office or death. The Chairman of the Board of Directors shall preside at all meetings of directors and of shareholders.

SECTION 4. VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, until such time as the Shareholders at an annual or special meeting called for that purpose elect a

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director to fill such vacancy. A director elected to fill a vacancy shall hold office only until the next Shareholders' meeting at which directors are elected. If there are no remaining directors, any vacancy shall be filled by the Shareholders.

SECTION 5. REMOVAL OF DIRECTORS. The Shareholders entitled to elect a specific director may remove such director with or without cause. A Director may be removed by the corresponding shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose or one of the purposes, of the meeting is the removal of the director.

SECTION 6. QUORUM AND VOTING. A majority of the number of directors fixed by or in accordance with these Bylaws shall constitute a quorum for the transaction of business at any meeting of directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present shall be the act of the board of directors, unless a greater majority is required as specified in Section 1.

SECTION 7. DEEMED ASSENT. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting (or promptly upon his arrival) to the holding or transacting specified business at the meeting (or promptly upon his arrival) to the holding of the meeting or transacting specified business at the meeting, or (ii) the director votes against or abstains from the action taken.

SECTION 8. COMMITTEES. The Board of Directors, may designate from among its members an executive committee and one or more other committees each of which must have at least two members and, to the extent provided in the designating resolution, shall have and may exercise all the authority to the Board of Directors, except such authority as may be reserved to the board of Directors under Florida law.

SECTION 9. MEETINGS. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at any other place, within or without the State of Florida designated by the person or persons entitled to give notice of or otherwise call the meeting. Meetings of the Board of Directors may be called by the Chairman of the Board or by the President. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the directors who were present. Members of the Board of Directors (and any committee of the Board) may participate in a meeting of the Board (or any committee of the Board) by means of a telephone conference or similar communications equipment through which all persons participating may simultaneously hear each other during the meeting; participation by these means constitutes presence in person at the meeting.

SECTION 10. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting, so long as the date, time and place of such meetings are fixed generally by the Board of Directors. Special meetings of the Board of Directors must be preceded by at least two (2) days' written notice of the date, time and place of the meeting. The notice need not describe either the business to be transacted at or the purpose of the special meeting.

SECTION 11. WAIVER OF NOTICE. Notice of meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a

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director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. The waiver of notice need not describe either the business to be transacted at or the purpose of the special meeting.

SECTION 12. DIRECTOR ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors (or a committee of the Board) may be taken without a meeting if the action is taken by the written consent of all members of the Board of Directors (or the committee of the Board). The action must be evidenced by one or more written consents describing the action to be taken and signed by each director (or committee member), which consent(s) shall be filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1. OFFICERS. The Corporation shall have a president, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. Such officers and assistant officers and agents as may be deemed necessary or desirable may be appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

SECTION 2. DUTIES. The officers of the Corporation shall have the following duties:

           The PRESIDENT shall be the chief operating officer of the Corporation and shall have general and active management of the business and affairs of the Corporation subject to the direction of the Board of Directors. The President shall see to it that all orders and resolutions of the Board are carried into effect. The President shall preside at all meetings of the Board of Directors and Shareholders.

           Each VICE PRESIDENT shall have such powers and perform such duties as the Board of Directors shall from time to time designate. In the absence or disability of the President, a Vice President specifically designated by the vote of the Board of Directors shall have the powers and shall exercise the duties of the president.

           The SECRETARY shall have custody of and shall maintain all of the corporate records (except the financial records), shall record the minutes of all meetings of the shareholders and the Board of Directors, shall authenticate records of the Corporation, shall send notices of meetings and shall perform such other duties as are prescribed by the Board of Directors.

           The TREASURER shall have custody of all corporate funds, securities and financial records, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers of such disbursements, and shall render an account of all his transactions as Treasurer and of the financial condition of the Corporation at regular meetings of the Board or when the Board of Directors so requests. The Treasurer shall also perform such other duties as are prescribed by the Board of Directors.

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           Each ASSISTANT SECRETARY and ASSISTANT TREASURER, if any, shall be appointed by the Board of Directors and shall have such powers and shall perform such duties as shall be assigned by them by the Board of Directors.

SECTION 3. RESIGNATION OF OFFICER. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later effective date. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the Board of Directors provides that the successor officer does not take office until the future effective date.

SECTION 4. REMOVAL OF OFFICER. The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may be removed by the appointing officer.

SECTION 5. COMPENSATION. The compensation of officers shall be fixed form time to time at the discretion of the Board of Directors. The Corporation may enter into employment agreements with any officer of the Corporation.

                                    ARTICLE V
                               STOCK CERTIFICATES

SECTION 1. ISSUANCE. Every holder of shares in this Corporation shall be entitled to have certificate representing all shares to which he is entitled. No certificate shall be issued for any share until the consideration therefor has been fully paid.

SECTION 2. FORM. Certificates representing shares in this corporation shall be signed by the President and the Secretary of the Corporation, or by any other two officers designated by the Board of Directors.

SECTION 3. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Florida, shall not be bound to recognize any equitable or other claim to or interest in the shares.

SECTION 4. TRANSFER OF SHARES. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation or the transfer agent of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

SECTION 5. LOST, STOLEN OR DESTROYED CERTIFICATES. If a Shareholder claims that one or more of his certificates of shares issued by the Corporation have been lost, stolen or destroyed, a new certificate shall be issued upon delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

                                   ARTICLE VI
                                  DISTRIBUTIONS

         The Board of Directors may from time to time authorize and declare, and the Corporation may pay, distributions (including but not limited to dividends on, and redemption and other acquisitions of

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shares of the Corporation's stock) on its outstanding shares in cash, property, or its own shares, provided any such distribution is in compliance with the applicable restrictions and other provisions of Florida Law.

                                   ARTICLE VII
                         CORPORATE RECORDS; SHAREHOLDER
                    INSPECTION RIGHTS: FINANCIAL INFORMATION

SECTION 1.  CORPORATE RECORDS.

           (A) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the Shareholders or Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

           (B) The Corporation or its agent shall maintain accurate accounting records and a record of its Shareholders in a form that preparation of a list of the names and addresses of all Shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

           (C) The Corporation shall keep a copy of its articles or restated articles of incorporation and all amendments to them currently in effect; its Bylaws or restates Bylaws and all amendments currently in effect; resolution adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting for the past three years, written communications to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the past three years, a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State.

           (D) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

SECTION 2.  SHAREHOLDER INSPECTION RIGHTS.

           (A) A shareholder is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the corporate records described in section 1 (C) of this
                  Article if such shareholder gives the Corporation written notice of the demand at least five (5) business days before the date on which he wishes to inspect and copy the records.

           (B) A shareholder is entitled to inspect and copy, during regular business hours at reasonable location specified by the Corporation any of the following records of the Corporation if the shareholder gives the Corporation written notice of this demand at least (5) business days before the date on which he wishes to inspect and copy the records, provided (a) the demand is made in good faith and for a proper purpose; (b) the shareholder describes with reasonable particularity the purpose and the records he desires to inspect; and (c) the records are directly connected with his purpose: (i) excerpts from minutes of any meetings of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board on behalf of the Corporation, minutes of any meeting of shareholders, and records of any action taken by the shareholders or Board of Directors without a meeting; (ii) accounting records of the Corporation; (iii) the record of shareholders; and (iv) any other books and records of the Corporation.

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           (C)    This section does not affect the right of a shareholder to inspect the Corporation's list of shareholders pursuant to
                  Article II, Section 7 of this Bylaws or, if the shareholder is in litigation with the Corporation, to the same extent as any other litigant or the power of a court to compel the production of corporate records for examination.

           (D) The Corporation may deny any demand for inspection made pursuant to subsection (B) of this section 2 if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other Corporation, has aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other Corporation.

SECTION 3.  FINANCIAL STATEMENTS FOR SHAREHOLDERS.

           (A) Unless modified by resolution of the shareholders 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial Statements must also be prepared on that basis.

           (B) If the annual financial statements are reported upon by public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President, the Treasurer or the person responsible for the Corporation's accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

           (C) The Corporation shall mail the annual financial statements to each shareholder 120 days after the close of each fiscal year or such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements if, for reasons beyond the Corporation's control it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from shareholder who was not mailed the statements, the Corporation shall mail him later annual financial statements.

SECTION 4.  OTHER REPORTS TO SHAREHOLDERS.

           (A) If the Corporation indemnities or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the meeting is held. This report shall include a statement specifying the persons paid, the amounts paid, and the nature and status time of such payment of the litigation or threatened litigation.

           (B) If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next shareholders' meeting.

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                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 1. RIGHT TO INDEMNIFICATION. Each person (including here and hereinafter, the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation in the position of a director, officer, trustee, partner, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise and as to whom the Corporation has agreed to grant such indemnity by separate resolution adopted by the Board of Directors, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, settlements, losses, damages, costs and expenses, including attorneys' fees, asserted against him or incurred by him in his capacity as such director, officer, trustee, partner, agent or employee, or arising out of his status as such director, officer, trustee, partner, agent or employee. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, including attorney's fees, whether or not the Corporation would have the legal power to directly indemnify him against such liability.

SECTION 2. ADVANCES. Costs, charges and expenses (including attorney's fees) incurred by a person referred to in section 1 of this Article in defending a civil or criminal suit, action or proceeding may be paid (and, in the case of directors of the Corporation, shall be paid) by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions established from time to time by the Board of Directors or required by current or future legislation (but, with respect to future legislation, only to the extent that it provides conditions less burdensome than those previously provided).

SECTION 3. SAVINGS CLAUSE. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each director of the Corporation to the fullest extent permitted by all portions of this Article that has not been invalidated and to the fullest extent permitted by law.

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 1. CORPORATE SEAL. The corporate seal of the Corporation shall be circular in form and shall include the name and jurisdiction of incorporation of the Corporation.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each calendar year, unless otherwise fixed by resolution of the Board of Directors.

SECTION 3. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the president, the Treasurer or such other officer(s) or agent(s) of the Corporation as shall be determined from time to time by resolution of the Board of Directors.

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                                    ARTICLE X
                                    AMENDMENT

         These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by the Board of Directors or by the shareholders, as more fully described in Section 1, Article III.

         The foregoing Bylaws were adopted by the Board of Directors of the Corporation by written consent duly executed on July 20, 1998.

                                                     /S/ DAPHNA BENTATA
                                                     ---------------------------
                                                     Daphna Bentata
                                                     Secretary